UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2024

HPS CORPORATE LENDING FUND
(Exact name of Registrant as specified in Its Charter)

Delaware	814-01431	84-6391045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57 th Street, 33rd Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212)
287-6767
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
On March 28, 2024, HLEND Holdings E, L.P. (“
HLEND Holdings
”), a wholly-owned subsidiary of HPS Corporate Lending Fund (the “
Fund
”), as borrower, and the Fund, as equityholder and as collateral manager, entered into a senior secured revolving credit facility (the “
Revolving Credit Facility
”) pursuant to a Loan and Security Agreement (the “
Agreement
”), with the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, U.S. Bank Trust Company, National Association, as collateral agent, and U.S. Bank National Association, as document custodian. The Agreement is effective as of March 28, 2024. Capitalized terms used herein shall have the meanings in the Agreement.
Advances under the Revolving Credit Facility initially bear interest at a per annum rate equal to (i)(a) with respect to Advances denominated in Dollars, Daily Simple SOFR, (b) with respect to Advances denominated in GBP, Daily Simple SONIA, (c) with respect to Advances denominated in Euros, EURIBOR, (d) with respect to Advances denominated in Canadian Dollars, Daily Simple CORRA, and (e) with respect to Advances denominated in Australian Dollars, the Bank Bill Rate, plus (ii) the Applicable Spread of 2.25% per annum.
The initial maximum principal amount under the Agreement is $300 million. Proceeds from borrowings under the Revolving Credit Facility may be used to fund portfolio investments by HLEND Holdings, to pay certain fees and expenses and to make distributions to the Fund, subject to certain conditions. The period during which HLEND Holdings may make borrowings under the Revolving Credit Facility expires on March 2
7
, 2027, and all amounts outstanding under the Revolving Credit Facility must be repaid by March 2
8
, 2029.
The Agreement includes customary affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature.
The description above is only a summary of the material provisions of the Agree
m
ent and is qualified in its entirety by reference to a copy of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form
8-K
and incorporated by reference herein.

Item 2.03.	Creation of Direct Financial Obligation
The information included under Item 1.01 above regarding the Agreement is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

10.1*	Loan and Security Agreement dated March 28, 2024 by and among HPS Corporate Lending Fund, as equityholder and collateral manager, HLEND Holdings E, L.P., as borrower, Wells Fargo Bank, National Association, as administrative agent, U.S. Bank Trust Company, National Association, as collateral agent, and U.S. Bank National Association, as document custodian, and the lenders from time to time party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: April 3 , 2024	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer and Principal Accounting Officer